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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 22, 2004

                               GLYCOGENESYS, INC.
               (Exact name of registrant as specified in charter)


           NEVADA                   0-26476                      33-0231238
 (State or Other Jurisdiction     (Commission                  (IRS Employer
      of Incorporation)           File Number)               Identification No.)



    31 St. James Avenue, Boston, Massachusetts              02116
    (Address of principal executive officers)             (Zip Code)


       Registrant's telephone number, including area code: (617) 422-0674

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.    OTHER ITEMS

On June 22nd, GlycoGenesys, Inc. (the "Company") held a conference call for a scientific due diligence discussion in which Bradley J Carver, the Company's CEO and President, introduced Kenneth Anderson, M.D. and his colleague, Dharminder Chauhan, J.D., Ph.D. of the Dana Farber Cancer Institute in Boston, Massachusetts to the participants. Dr. Anderson is the Director of the Jerome Lipper Multiple Myeloma Center at Dana Farber and Chief of the Division of Hematologic Neoplasia.

Drs. Anderson and Chauhan discussed their past achievements in preclinical and clinical development of Velcade(R) and other products for the treatment of multiple myeloma at Dana Farber. They also overviewed their preclinical research involving GCS-100, the Company's lead oncology drug, over the past several months. This research forms the basis of GlycoGenesys' recent announcement of plans to enter a multiple myeloma clinical program later this year at Dana Farber.

Dr. Anderson's lab reported that they had generated positive findings with GCS-100 in preclinical models using several drug sensitive and resistant (including Velcade(R)- resistant) multiple myeloma cell lines. They further reported that these studies demonstrated GCS-100 could overcome both conventional and novel drug resistance including multiple myeloma cells taken from Velcade(R)-refractory patients and that GCS-100 showed an additive effect in combination with the conventional agent, dexamethasone.

Dr. Anderson reported that his labs' in vitro models have been previously predictive of clinical activity in approved drugs such as Velcade(R) and other new drug compounds under development for multiple myeloma including Revlimid(R). Velcade(R) was approved in 2003 for treatment of multiple myeloma patients and Dr. Anderson served as the lead preclinical and clinical investigator with Dr. Paul Richardson. Revlimid(R) is in late stage human clinical development.

Dr. Chauhan stated that mechanistic studies are well underway to understand how GCS-100 induces programmed cell death (apoptosis) in multiple myeloma.

Dr. Anderson expressed a high level of interest in his lab's results with GCS-100. Further in vitro studies are ongoing and in vivo studies as well as Phase I/II studies at Dana Farber are planned later this year.

Dr. Anderson reported that GCS-100 qualitatively fit into a new class of drugs, which includes Velcade(R) and compounds in clinical development such as Revlimid(R), VEGF inhibitors, and histone deacetylase inhibitors. He further said these compounds, including GCS-100, overcome traditional drug resistance when applied to multiple myeloma cells alone or when those cells are adhered to a stromal microenvironment. He also stated they have been shown to inhibit cytokine production in the bone marrow milieu, and importantly, GCS-100 is toxic to multiple myeloma cells at levels not toxic to bone marrow stromal or peripheral blood mononuclear cells.

Dr. Anderson said that the Dana Farber is well positioned to conduct preclinical modeling and multiple myeloma trials for advanced stage patients (PhaseI/II) and pivotal human clinical trials (Phase II/ III).

Drs. Anderson and Chauhan outlined their plans for publication and public presentation of detailed information on their preclinical research of GCS-100 for the potential treatment of multiple myeloma. Dr. Anderson expressed interest in submitting a paper for publication soon and submitting an abstract to the American Society of Hematology (ASH) and, upon acceptance, could be presented in December 2004 at the ASH conference.

Forward-looking statements are made throughout this current repot on Form 8-K. Typically, the use of the words "believe", "anticipate", "plan", "expect", "seek", "estimate" and similar expressions identify forward-looking statements. Unless a passage describes a historical event, the statement should be considered a forward-looking statement. In keeping with the "Safe Harbor" provision of the Private Securities Litigation Reform Act of 1995, it should be noted that forward-looking statements regarding the Company's future expectations and projections are not guarantees of future performance. They involve risks, uncertainties and assumptions, and many of the factors that will determine the Company's future results are beyond the Company's ability to control or predict. Therefore, actual results may differ significantly from those suggested by forward-looking statements. These risks include the inability to obtain additional funding, the failure to successfully bring GCS-100 to market, the failure to protect or maintain rights to intellectual property, delisting from Nasdaq, the introduction of competing drugs as well as those risks detailed under the heading "Certain Factors That May Affect Future Results" contained in Item 3 of the Company's Quarterly Report of Form 10-Q for the quarter ended March 31, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 4, 2004

                                          By:  /s/  Bradley J. Carver
                                               ---------------------------------
                                          Bradley J. Carver
                                          President and Chief Executive Officer